Exhibit 3.1

FIVE OAKS INVESTMENT CORP. ARTICLES OF INCORPORATION

ARTICLE I
INCORPORATOR
Louis A. Petrocelli III, whose address is c/o Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II
NAME
The name of the corporation (the "Corporation") is:
Five Oaks Investment Corp.

ARTICLE III
PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland are National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland 21201.

···-

ARTICLE V
PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the "MGCL"). The names of the directors who shal1 serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:
David Carroll David Oston
These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.
The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be fil1ed only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.
Section 5.2 Extraordinary Actions. Except for amendments to Article VII and except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the "Charter") or the Bylaws.
Section 5.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to
Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to,
(a)any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, pai1nership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.
Section 5.7 REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.
Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock (as hereinafter defined) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.
Section 5.9 Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI STOCK
Section 6.1 Authorized Shares. The Corporation has authority to issue 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 50,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is
$5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.
Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;
a.specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VU and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.
Section 6.5 Stockholders' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.
Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock.
Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(l )(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
Charitable Beneficiary. The term "Charitable Beneficiary'' shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 50I(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections l 70(b)(l)(A), 2055 and 2522 of the Code.
Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.
Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.
ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
ERISA Investor. The term "ERISA Investor" shall mean any holder of shares that is
(i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan as defined in Section 4975(e) of the Code (any such employee benefit plan or "plan" as described in clause (i) or this clause (ii) being referred to herein as "Plan"), or (iii) an entity whose underlying assets include assets of a Plan by reason of such Plan's investment in such entity.
Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.
Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.
Initial Date. The term "Initial Date" shall mean the date on which these Articles of Incorporation are accepted for record by SDAT.
Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price'" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.
NYSE. The term "NYSE" shall mean the New York Stock Exchange.
Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 50I(c)(l 7) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.
Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.
Transfer. The term ''Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option),
(b)any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and
(c)Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.
Trust. The term "Trust" sha11 mean any trust provided for in Section 7.3. I .
Trustee. The term ''Trustee" shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.
Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Sections 7.5 and 7.6:
a.Basic Restrictions.
i.(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.
ii.No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant could cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
iii.Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
b.    Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),
i.then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

ii.    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.l(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.l(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation , causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of
Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's qualification as a REIT.
Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a)every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and
(b)each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request, in good faith, in order to determine the Corporation's qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's qualification as a REIT.
Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a)Subject to Section 7.2. l(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.l(a)(ii);
(ii)such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and
(iii)such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.l through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 (subject to Section 7.6).

a.Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance reasonably satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
b.Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.
c.The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or
(2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.
Section 7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.1 (a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person's percentage of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person's percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.
Section 7.2.9 Legend. Each certificate for shares of Capital Stock, if certificated, or the written statement of information in lieu of a certificate shall bear substantially the following legend:

"The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its qualification as a Real Estate Investment Trust under the U.S. Internal Revenue Code of 1986, as amended (the "Code") and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Subject to certain further restrictions and except as expressly provided in the Corporation's Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons; and (v) except under certain circumstances provided for in the Articles of Incorporation, no Person may Beneficia11y Own shares of Capital Stock that would result in 25% or more of any class of shares of Capital Stock being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be either (A) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, or (B) in the case of an applicable Excepted Holder, be redeemed by the Corporation pursuant to Section 7.6 of the Articles of Incorporation of the Corporation to the extent such Section 7.6 is applicable to such Excepted Holder and such Excepted Holder timely exercises its redemption rights. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms. in this legend have the meanings defined in the Articles of Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office."
Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2. l(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to
Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.
Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shaJJ be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shalJ be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.l (a).
Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (I) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the

Trust ( e.g. , in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
Section 7.3.4, such excess shall be paid to the Trustee upon demand.
Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has so]d the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.l(a) in the hands of such Charitable Beneficiary.
Section 7.4. Restrictions on Ownership and Transfer of Shares by Benefit Plans.
Section 7.4.1. Ownership Limitations. Notwithstanding any other provisions in the Charter, if and to the extent that any class or series of shares of Capital Stock do not constitute "publicly offered securities" (as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto), then ERISA Investors may not, on any date, hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock, unless it is determined that the Corporation is an "operating company" as such term is defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto. For purposes of determining whether ERISA Investors hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock, the value of shares of Capital Stock of such class held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto, shall be disregarded.
Section 7.4.2. Remedies for Violations by ERISA Investors. If the Board of Directors or its designee (including any duly authorized committee of the Board of Directors) shall at any time determine in good faith that (a) a Transfer or other event has taken place that results in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, or (b) that a Person intends to acquire or has attempted to acquire or hold shares of Capital Stock in a manner that will result in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, the Board of Directors or its designee shall take all actions reasonably necessary to prevent the consequences that might result to the Corporation from such Transfer or other event, including, without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such shares of Capital Stock or refusal to give effect to the Transfer or event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.
Section 7.4.3. Information on Benefit Plan Status. Any Person who acquires or attempts or intends to acquire or hold shares of Capital Stock shall provide to the Corporation such information as the Corporation may request from time to time in order to determine whether such acquisition or holding has resulted or will result a in violation of Section 7.4.1 or otherwise has resulted or will result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds shares of Capital Stock and whether the underlying assets of such Person include assets of any ERISA Investor.
Section 7.5 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.6 Exception. Notwithstanding anything contained in this Article VII to the contrary, in the event that a Person who has been granted a right to require the Corporation to redeem such Person's shares of Capital Stock would otherwise be treated as in breach of Section 7.2.l(a), the action or event which would have otherwise resulted in such breach shall not be deemed to be a violation of Section 7.2.1(a), and shall not result in a transfer to the Trust as described in Section 7.2.1(b) or in such action or event being void ab inito, as applicable, if such Person (i) then has a current right to redeem no less than the amount of such Person's Capital Stock necessary so that, if such redemption had occurred immediately prior to the action or event which resulted in such breach, no violation of Section 7.2.l (a) would have occurred, and (ii) within five Business Days after becoming aware of the occurrence of the action or event that would otherwise result in such breach, sends notice to the Corporation requesting that the Corporation redeem (at the redemption price set forth in the Corporation's offering documents, without payment of any fee, penalty or premium), on the next possible redemption date, no less than the amount of such Person's Capital Stock necessary so that, if such redemption had occurred immediately prior to the action or event which resulted in such breach, no violation of Section 7.2.l(a) would have occurred.
Section 7.7 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 7.8 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII
AMENDMENTS
The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX CORPORATE OPPORTUNITIES

To the maximum extent that Maryland law in effect from time to time permits, if a stockholder, an affiliate of a stockholder, a director or any officer of the Corporation (each, a "Covered Person") (excluding any Covered Person who is an employee or officer of the Corporation or its subsidiaries) acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Covered Person, on the one hand, and the Company, any of its subsidiaries, another stockholder or another stockholder's affiliate, on the other hand, no such Covered Person shall have a duty to communicate or offer such business opportunity to the Corporation, such subsidiary, such other stockholder or such other stockholder's affiliate, and such Covered Person shall not be liable to the Company, such subsidiary, such other stockholder or such other stockholder's affiliate in respect of any such matter (including for any breach of fiduciary or other duties) by reason of the fact that such Covered Person pursues or acquires (individually or as a partner or fiduciary) such business opportunity for itself or by reason of the fact that such Covered Person directs such opportunity to another person or does not communicate information regarding such opportunity to the Corporation, such subsidiary, such other stockholder or such other stockholder's affiliate.

ARTICLE IX LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

IN WITNESS WHEREOF. I have signed these articles and acknowledged the same to be my act.

Signature of lncorporator
/s/ Louis A. Petrocelli
Louis A. Petrocelli III
c/o Kaye Scholer LLP 425 Park Avenue New York, NY 10022

I hereby consent to my designation in this document as resident agent for this corporation.

National Registered Agents, Inc. of MD

By:

/s/ Joanne Caswell, Assistant Secretary

FIVE OAKS INVESTMENT CORP.

ARTICLES OF AMENDMENT
Five Oaks Investment Corp., a Maryland corporation {the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

FIRST::    Section 7.2.2 of the charter of the Corporation is hereby deleted in its entirety and the following shall be substituted in its place:

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), then, subject to Sections 7.5 and 7.6, the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that, subject to Sections 7.5 and 7.6, any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

SECOND:    The foregoing amendment to the charter of the Corporation has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
THIRD:    Toe undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified Wider oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made wider the penalties for perjury.    ·

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this of 15th May, 2012.
ATTEST:    FIVE OAKS INVESTMENT CORP.

By: /s/ David Oston    David Oston, Secretary

By: /s/David Carroll
David Carroll, President

Execution Version

Articles Supplementary

100 Shares

12.5% Series A Cumulative Non-Voting Preferred Stock

Five Oaks Investment Corp., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board"), by duly adopted resolutions, classified and designated One Hundred (100) shares of authorized but unissued preferred stock of the Corporation ("Preferred Stock") as 12.5% Series A Cumulative Non-Voting Preferred Stock,
$0.01 par value per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption:

"Series A Preferred Stock

1.DESIGNATION AND NUMBER. A series of Preferred Stock, designated the "12.5% Series A Cumulative Non-Voting Preferred Stock" ("Series A Preferred Stock"), is hereby established. The total number of authorized shares of Series A Preferred Stock shall be One Hundred (100).

2.    RANK.    The Series A Preferred Stock shall, with respect to dividend and· redemption rights and rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes or series of shares of Common Stock ("Common Shares") of the Corporation and to all other equity securities issued by the Corporation from time to time (together with the Common Shares, the "Junior Securities").    The term "equity securities" shall not include convertible debt securities unless and until such securities are converted into equity securities of the Corporation.

3.    DIVIDENDS.

a. Each holder of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 per share plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any share of Series A Preferred Stock is issued, such issue date to be contemporaneous with the receipt by the Corporation of subscription funds for Series A Preferred Stock (the "Original Issue Date"), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a "Dividend Payment Date"); provided, however, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A "dividend period" shall mean, with respect to the first "dividend period," the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent "dividend period," the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date, which' shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

b. No dividends on shares of Series A Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any written agreement between the Corporation and any party that is not an affiliate of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of these Articles Supplementary, "affiliate" shall mean any party that controls, is controlled by or is under common control with the Corporation.

c. Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 3(b) above. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

d. Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of Junior Securities) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any shares of Junior Securities, nor shall any shares of Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of Junior Securities and except for redemptions, purchases or acquisitions by the Corporation pursuant to the provisions of Article VII of the Charter).

e. When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock shall be declared and paid pro rata based on the number of shares of Series A Preferred Stock then outstanding.

f. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

4.        LIQUIDATION PREFERENCE.

i.Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation Event"), the holders of shares of Series A Preferred Stock then outstanding are entitled to be paid, or have the Corporation declare and set aside for payment, out of the assets of the Corporation legally available for distribution to its stockholders, a liquidation preference equal to the sum of the following (collectively, the ''Liquidation Preference"): (i) $1,000.00 per share, (ii) all accrued and unpaid dividends thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires, the per share Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities. In the event that the Corporation elects to set aside the Liquidation Preference for payment, shares of Series A Preferred Stock shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Corporation making its final liquidating distribution on the Common Shares. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Corporation may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

ii.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference on all outstanding shares of Series A Preferred Stock, then the holders of shares of Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

iii.After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

iv.Upon the Corporation's provision of written notice as to the effective date of any such liquidation, dissolution or winding up of the Corporation, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of shares of Series A Preferred Stock is entitled, Series A Preferred Stock shall no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of shares of Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation.

v.The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation; provided, however, that any such transaction which results in an amendment, restatement or replacement of the Charter that has a material adverse effect on the rights and preferences of Series A Preferred Stock, or that increases the number of authorized or issued shares of Series A Preferred Stock, shall be deemed a liquidation of the Corporation for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class

(excluding any shares that were not issued in a private placement of Series A Preferred Stock conducted by H&L Equities, LLC).

5.        REDEMPTION.

i.Right of Optional Redemption. The Corporation, at its option, may redeem shares of Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price (the "Redemption Price") equal to $1,000.00 per share plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), plus a redemption premium per share (each, a "Redemption Premium") calculated as follows based on the date fixed for redemption:

1.until December 31, 2014, $100, and
2.thereafter, no Redemption Premium.
If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Corporation provided that such method does not result in the creation of fractional shares.

ii.Limitations on Redemption. Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed or otherwise acquired, directly or indirectly, by the Corporation unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed or acquired, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of any Junior Securities (except by exchange for shares of Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares transferred to a Charitable Beneficiary (as defined in the Charter) pursuant to Article VII of the Charter in order to ensure that the Corporation remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

iii.Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of shares of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

iv.Procedures for Redemption.

1.Upon the Corporation's provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption Price through such effective date to which each record holder of shares of Series A Preferred Stock is entitled, Series A Preferred Stock shall be redeemed and shalJ no longer be deemed outstanding shares of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be

I
:
given by first class mail, postage pre-paid, to each record holder of Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

1.In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of shares of Series A Preferred Stock to be redeemed; (D) the place or places where certificates evidencing shares of Series A Preferred Stock are to be surrendered (if so required in the notice) for payment of the Redemption Price (if not otherwise included with the notice); and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the shares of Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

2.If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. If the Corporation shall so require and the notice shall so state, holders of Series A Preferred Stock to be redeemed shall surrender the certificates evidencing such Series A Preferred Stock, to the extent that such shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case less than all of the shares of Series A Preferred Stock evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof. In the event that the shares of Series A Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such shares shall be required.

3.The deposit of funds with a bank or trust corporation for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

a.the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

a.any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Series A Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.

i.Application of Article VIL The shares of Series A Preferred Stock are subject to the provisions of Article VII of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Charitable Beneficiary.

ii.Status of Redeemed Shares. Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shal1, after such redemption or acquisition, have the status of authorized but unissued shares of Series A Preferred Stock which may be issued by the Board from time to time at its discretion.

a.VOTING RIGHTS. Except as provided in this Section, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock (excluding any shares that were not issued in a private placement of Series A Preferred Stock conducted by H&L Equities, LLC), voting as a separate class, shall be required for (a) authorization or issuance of any equity security of the Corporation senior to or on a parity with Series A Preferred Stock, (b) any amendment to the Charter which has a material adverse effect on the rights and preferences of Series A Preferred Stock or which increases the number of authorized or issued shares of Series A Preferred Stock, or (c) any reclassification of Series A Preferred Stock.

b.CONVERSION. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

SECOND: Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this this 14th day of January,2013.

ATTEST:                Five Oaks Investment Corp

By: /s/David Oston            By: /s/ David Carroll
David Oston, Chief Financial Officer,     David C. Carroll, Chief Executive
Treasurer and Secretary             Officer and President

FIVE OAKS INVESTMENT CORP. ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Five Oaks Investment Corp., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect;

SECOND: The following provisions are all the provisions of the charter as amended and restated (such amended and restated charter, the "Charter"):

ARTICLE I INCORPORATOR

Louis A. Petrocelli III, whose address is c/o Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II NAME

The name of the corporation (the “Corporation”) is:

Five Oaks Investment Corp.

ARTICLE III PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD, 351 West Camden Street, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland are National Registered Agents, Inc. of MD, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE V
PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

David Carroll David Oston

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 5.2 Extraordinary Actions. Except for amendments to Article VII and except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws.

    2

Section 5.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

    3

Section 5.7 REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock (as hereinafter defined) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Section 5.9 Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

    4

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

    5

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Investor. The term “ERISA Investor” shall mean any holder of shares that is (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan as defined in Section 4975(e) of the Code (any such employee benefit plan or “plan” as described in clause (i) or this clause (ii) being referred to herein as “Plan”), or (iii) an entity whose underlying assets include assets of a Plan by reason of such Plan’s investment in such entity.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date on which these Articles of Incorporation are accepted for record by
SDAT.

    6

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over- the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and
(c)Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

7

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.5:

i. Basic Restrictions.

1.(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

2.No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant could cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

3.Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

ii. Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

1.then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

    8

1.if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), then, subject to Section 7.5, the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that, subject to Section 7.5, any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction
Termination Date:

(a)every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b)each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

    9

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a)Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii)such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

    10

i.such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

a.Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance reasonably satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

b.Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

c.The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to
Section 7.2.1 (a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock, if certificated, or the written statement of information in lieu of a certificate shall bear substantially the following legend:

    11

“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT;
(iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons; and (v) except under certain circumstances provided for in the Articles of Incorporation, no Person may Beneficially Own shares of Capital Stock that would result in 25% or more of any class of shares of Capital Stock being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including a full statement or summary of the information required Section 2-211(b) of the Maryland General Corporation Law, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.”

Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

12

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 S ale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust ( e.g. , in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then
(i)such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

13

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary.

Section 7.4. Restrictions on Ownership and Transfer of Shares by Benefit Plans.

Section 7.4.1. Ownership Limitations. Notwithstanding any other provisions in the Charter, if and to the extent that any class or series of shares of Capital Stock do not constitute “publicly offered securities” (as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto), then ERISA Investors may not, on any date, hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock, unless it is determined that the Corporation is an “operating company” as such term is defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto. For purposes of determining whether ERISA Investors hold, individually or in the aggregate, 25% or more of the value of such class or series of shares of Capital Stock, the value of shares of Capital Stock of such class held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto, shall be disregarded.

14

Section 7.4.2. Remedies for Violations by ERISA Investors. If the Board of Directors or its designee (including any duly authorized committee of the Board of Directors) shall at any time determine in good faith that (a) a Transfer or other event has taken place that results in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, or (b) that a Person intends to acquire or has attempted to acquire or hold shares of Capital Stock in a manner that will result in a violation of Section 7.4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, the Board of Directors or its designee shall take all actions reasonably necessary to prevent the consequences that might result to the Corporation from such Transfer or other event, including, without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such shares of Capital Stock or refusal to give effect to the Transfer or event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

Section 7.4.3. Information on Benefit Plan Status. Any Person who acquires or attempts or intends to acquire or hold shares of Capital Stock shall provide to the Corporation such information as the Corporation may request from time to time in order to determine whether such acquisition or holding has resulted or will result a in violation of Section 7.4.1 or otherwise has resulted or will result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds shares of Capital Stock and whether the underlying assets of such Person include assets of any ERISA Investor.

Section 7.5 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.6 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.7 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.
Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Any amendment to Section 5.8, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

15

ARTICLE IX CORPORATE OPPORTUNITIES

To the maximum extent that Maryland law in effect from time to time permits, if a stockholder, an affiliate of a stockholder, a director or any officer of the Corporation (each, a “Covered Person”) (excluding any Covered Person who is an employee or officer of the Corporation or its subsidiaries) acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Covered Person, on the one hand, and the Company, any of its subsidiaries, another stockholder or another stockholder’s affiliate, on the other hand, no such Covered Person shall have a duty to communicate or offer such business opportunity to the Corporation, such subsidiary, such other stockholder or such other stockholder’s affiliate, and such Covered Person shall not be liable to the Company, such subsidiary, such other stockholder or such other stockholder’s affiliate in respect of any such matter (including for any breach of fiduciary or other duties) by reason of the fact that such Covered Person pursues or acquires (individually or as a partner or fiduciary) such business opportunity for itself or by reason of the fact that such Covered Person directs such opportunity to another person or does not communicate information regarding such opportunity to the Corporation, such subsidiary, such other stockholder or such other stockholder’s affiliate.

ARTICLE IX LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

16

The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law;

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter;

FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter;

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter; and

SEVENTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 26th day of March, 2013.

ATTEST:    Five Oaks Investment Corp.

By: /s/ David Oston    By: /s/ David C. Carroll
David Oston, Chief Financial Officer, Treasurer and Secretary David C. Carroll, Chief Executive Officer and President

17

FIVE OAKS INVESTMENT CORP. ARTICLES SUPPLEMENTARY
8.75% Series A Cumulative Redeemable Preferred Stock

Five Oaks Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the charter of the Corporation (the “Charter”), the Board of Directors (the “Board”) by duly adopted resolutions classified and designated two million three hundred thousand (2,300,000) shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of 8.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

1. Designation and Number. A series of Preferred Stock, classified as the “8.75% Series A Cumulative Redeemable Preferred Stock” is hereby established. The number of authorized shares of the Series A Preferred Stock shall be 920,000.

2. Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock or (ii) the Series A Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3. Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the common stock of the Corporation, $0.01 par value per share (the “Common Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on a parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. The term “equity securities” shall not include convertible debt securities.

1. Dividends.

a.Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends accruing: (i) from, and including, December 23, 2013 to, but not including, December 27, 2018, at an initial rate of 8.75% per annum, based on the $25.00 per share liquidation preference (equivalent to $2.1875 per annum per share during that period); and (ii) from, and including, December 27, 2018 and thereafter, at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined herein) as calculated on each applicable date of determination and (b) 7.151%, based on the $25.00 per share liquidation preference per annum; provided that such rate shall not be less than the initial rate in clause (i) at any date of determination. The term ‘‘Three-Month LIBOR’’ means, on any date of determination, the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period as appears on Bloomberg, L.P. page US0003M, as set by the British Bankers Association at 11:00 a.m. (London time) on such date of determination. If the appropriate page is replaced or service ceases to be available, the Corporation, acting reasonably, may select another page or service displaying the appropriate rate. Dividends on the Series A Preferred Stock shall accumulate daily and shall be cumulative from, and including, December 23, 2013 (the “Original Issue Date”). Dividends shall be declared quarterly and payable monthly in arrears on the 27th day of each month (each, a “Dividend Payment Date”) to the holders of record as they appear in the stock records of the Corporation for the Series A Preferred Stock at the close of business on the 15th day of each month (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. For Dividend Periods (as defined below) beginning on and after December 27, 2018, Three-Month LIBOR will be determined on the date dividends are declared, which determination will apply to each day during the Dividend Period. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on January 27, 2014 will be for greater than a single monthly period). The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date.

b.No dividends on shares of Series A Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

c.Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

    2

a.Except as provided in Section 4(e) hereof, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set apart for payment upon shares of Common Stock or Preferred Stock that rank junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that rank junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, and (iii) any shares of Common Stock and Preferred Stock that rank junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that rank junior to the Series A Preferred Stock as to dividends and upon liquidation and for transfers made pursuant to the provisions of Article VII of the Charter); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of any class or series of stock pursuant to the provisions of Article VII of the Charter in connection with its status as a REIT (as defined in the Charter) for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any Preferred Stock that rank on a parity with the Series A Preferred Stock as to dividends or upon liquidation.

b.When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Preferred Stock that rank on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that rank on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and accumulated or accrued dividends per share on such other series of Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

c.Upon the failure of the Company to pay dividends in full in respect of the Series A Preferred Stock on any six Dividend Payment Dates (whether consecutive or not) the per annum dividend rate shall increase by an additional 2.00% per $25.00 stated liquidation preference, or $.50 per annum, per share of Series A Preferred Stock commencing on and after the day following such sixth monthly Dividend Payment Date. Notwithstanding the foregoing, each such increase in the per annum dividend rate on the Series A Preferred Stock will lapse if and when the Company has paid all accrued but unpaid dividends on the Series A Preferred Stock (including the additional rate) and the Company has paid all dividends due on the Series A Preferred Stock for the six most recently ended monthly Dividend Payment Dates (including the additional rate). The dividend rate will then return to the initial dividend rate set at issuance before any such increases had occurred.

    3

a.“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

b.“Dividend Period” means a period commencing on, and including, a Dividend Payment Date, to, but not including, the following Dividend Payment Date.

c.“Set apart for payment” shall be deemed to include, without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of stock ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

1. Liquidation Preference.

a.In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

b.In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that ranks on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

c.Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

    4

a.In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

1. Redemption.

a.The Series A Preferred Stock is not redeemable prior to December 23, 2018, except as described in this Section 6 and except that, as provided in Article VII of the Charter, the Corporation may purchase or redeem shares of the Series A Preferred Stock prior to that date in connection with its qualification as a REIT for federal income tax purposes.

b. Optional Redemption Right. On and after December 23, 2018, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

c. Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a) hereof, upon the occurrence of a Change of Control (as defined below), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock pursuant to this Section 6, the holders of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below) with respect to the shares called for redemption.

d.A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

    5

a.In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c) hereof; (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
(viii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and that each share of Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series A Preferred Stock pursuant to Section 6(a) hereof to preserve its REIT status for federal income tax purposes.

b.Holders of shares of Series A Preferred Stock to be redeemed shall surrender the shares of Series A Preferred Stock so called for redemption at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

c.If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets apart for payment the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

    6

a.If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

b.If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine that will not result in the automatic transfer of any shares of Series A Preferred Stock to a trust pursuant to Article VII of the Charter (as to restrictions on transfer and ownership of shares of the Corporation’s capital stock).

c.Immediately prior to any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

d.Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging them for its capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to Article VII of the Charter in connection with its REIT status for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

e.Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

1. Conversion Rights. Shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7.

    7

a.Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock held by such holder pursuant to Section 6 hereof, in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date for the Series A Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 5.2743 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.

b.The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series A Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

c.The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a Business Day selected by the Corporation that is neither fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series A Preferred Stock.

d.The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Common Stock is not then listed for trading on a
U.S. securities exchange.

    8

a.In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

b.If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

c.No fractional shares of Common Stock upon the conversion of the Series A Preferred Stock in connection with a Change of Control will be issued. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

d.Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not exercised its right to redeem all shares of Series A Preferred Stock pursuant to Section 6 hereof, the Corporation will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series A Preferred Stock in their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date;
(vi)that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series A Preferred Stock, holders will not be able to convert the shares of Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series A Preferred Stock; (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

    9

1.The Corporation shall also issue a press release containing such notice provided for in Section 7(h) hereof for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first business day following any date on which it provides the notice provided for in Section 7(h) hereof to the holders of Series A Preferred Stock.

(j)To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book- entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

(k)Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice.

(l)Notwithstanding anything to the contrary contained in Sections 7(j) and (k) hereof, if any shares of Series A Preferred Stock are held in book entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

    10

a.Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock pursuant to Section 6 hereof, in which case only the shares of Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6 hereof.

b.The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

c.In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of Common Stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of shares of the Corporation’s stock contained in Article VII of the Charter, unless the Corporation provides an exemption from such restrictions to such holder pursuant to Article VII of the Charter.

d.Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series A Preferred Stock to be converted.

    11

a.Voting Rights.

1.Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of the Preferred Stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

2.Whenever dividends on any shares of Series A Preferred Stock are in arrears for 18 or more monthly Dividend Periods, whether or not consecutive, the number of directors constituting the Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock, voting as a single class with all other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors, will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series A Preferred Stock shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Stock (voting as a single class with all other classes or series of Preferred Stock that the Corporation may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to the voting rights under this Section 8 exceed two.

3.If a special meeting at a place within the United States designated by the Corporation is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock as described in Section 8(b) hereof, then the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place within the United States designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to Section 8(b) hereof, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

12

1.If, at any time when the voting rights conferred upon the Series A Preferred Stock pursuant to Section 8(b) hereof are exercisable, any vacancy in the office of a director elected pursuant to Section 8(b) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding shares of Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to Section 8(b). Any director elected or appointed pursuant to Section 8(b) may be removed only by the affirmative vote of holders of the outstanding shares of Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to Section 8(b), such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Series A Preferred Stock and any such other classes or series of Preferred Stock, and may not be removed by the holders of the Common Stock.

2.So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, voting together as a single class with all series of Preferred Stock ranking on a parity with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii), so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock and, provided further, that any increase in the amount of the authorized Common Stock or Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional shares of Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock that the Corporation may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

13

1.The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6 hereof.

2.Except as expressly stated in this Section 8, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of Series A Preferred Stock shall have exclusive voting rights on any Charter amendment that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock.

3.Notwithstanding the foregoing, holders of any series of Preferred Stock ranking on a parity with the Series A Preferred Stock shall not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration or repeal of any provision of the Charter unless such action affects the holders of the Series A Preferred Stock and such other series of Preferred Stock equally.

a.Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “nonaccelerated filer” within the meaning of the Exchange Act.

b. Additional Preferred Stock Issuance Covenant. The Corporation may not issue any shares of authorized preferred stock, including additional shares of Series A Preferred Stock, which would rank pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon the Corporation’s liquidation, if on a pro forma basis at the time of issuance the aggregate liquidation preference of the outstanding shares of Series A Preferred Stock (including any accrued but unpaid dividends) when added to the aggregate liquidation preference of the outstanding shares of all such preferred stock that ranks pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon liquidation and the aggregate liquidation preference of the shares of preferred stock to be issued would exceed 25.0% of the Corporation’s total stockholders’ equity as determined in accordance with the United States generally accepted accounting principles, and after giving pro forma effect to the proposed issuance of preferred stock, as of the end of the most recent fiscal quarter for which financial statements are available.

14

a.Restrictions on Transfer and Ownership. The Series A Preferred Stock shall be subject to the restrictions on transfer and ownership set forth in Article VII of the Charter.

b. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

c.Office or Agency. For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall at all times maintain an office or agency in one of the 48 contiguous States of the United States of America where shares of Series A Preferred Stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.

d.N o Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

SECOND: The Series A Preferred Stock has been classified and designated by the Board of Directors of the Corporation under the authority contained in the Charter. These Articles Supplementary have been approved by the Board of Directors of the Corporation in the manner and vote required by law.

THIRD: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

15

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 20th day of December, 2013.

ATTEST: Five Oaks Investment Corp.

By: /s/ David Oston        By:
/s/ David Carroll

Name:    David Oston Name: David Carroll

Title:    Secretary Title: Chief Executive Officer and President

[Signature page to Five Oaks Investment Corp. Articles Supplementary for Dec 2013 Series A Preferred Stock Offering] 16

FIVE OAKS INVESTMENT CORP. ARTICLES OF AMENDMENT
THIS IS TO CERTIFY THAT:

FIRST: The charter of Five Oaks Investment Corp., a Maryland corporation (the “Corporation”), is hereby amended by deleting existing Section 1 of Article FIRST of the Articles Supplementary filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland on December 20, 2013 in its entirety and inserting a new Section 1 to read as follows:

“1.     Designation and Number. A series of Preferred Stock, classified as the “8.75% Series A Cumulative Redeemable Preferred Stock” is hereby established. The number of authorized shares of the Series A Preferred Stock shall be 1,610,000.”

SECOND: The foregoing amendment to the charter of the Corporation is limited to a change expressly authorized by Section 105(a)(12) of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment to the charter of the Corporation has been duly approved by a majority of the entire Board of Directors as required by law.

FOURTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment was 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share, of which 920,000 were classified and designated as “8.75% Series A Cumulative Redeemable Preferred Stock”. The aggregate par value of all authorized shares of stock having par value was
$5,000,000.

FIFTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment is 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share, of which 1,610,000 are classified and designated as “8.75% Series A Cumulative Redeemable Preferred Stock”. The aggregate par value of all authorized shares of stock having par value was $5,000,000.

SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of any shares of stock which the Corporation has authority to issue have not been changed by the foregoing amendment.

SEVENTH: The undersigned Chief Executive Officer and President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 22nd day of May, 2014.
ATTEST:    FIVE OAKS INVESTMENT CORP.

By: /s/ David Oston    By: /s/ David Carroll
David Oston    David Carroll
Secretary    Chief Executive Officer and President

ARTICLES OF AMENDMENT OF
FIVE OAKS INVESTMENT CORP.

Five Oaks Investment Corp., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation desires to amend its charter as currently in effect.

SECOND: The charter is hereby amended by deleting the text of Article II in its entirety and inserting the following in place thereof:

The name of the corporation (the “Corporation”) is:

Hunt Companies Finance Trust, Inc.

THIRD: The foregoing amendment to the charter of the Corporation will be effective as of 5:00 p.m. on May 25, 2018.

FOURTH: The foregoing amendment to the charter of the Corporation has been unanimously approved by the board of directors of the Corporation and the amendment is limited to a change expressly authorized by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, those matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 17th day of May 2018.

ATTEST:    FIVE OAKS INVESTMENT CORP.

/s/ David Oston    /s/ Michael Larsen    (SEAL)

David Oston    Michael Larsen
Secretary    President

HUNT COMPANIES FINANCE TRUST, INC. ARTICLES SUPPLEMENTARY
Hunt Companies Finance Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as follows:

FIRST: Under power set forth in Article VI of the charter of the Corporation, the board of directors of the Corporation by duly adopted resolutions has reclassified as authorized and unissued shares of the Corporation’s preferred stock, $0.01 par value per share, without designation of a class or series, all the 1,610,000 shares of preferred stock that were classified as “8.75% Series A Cumulative Redeemable Preferred Stock” pursuant to Articles Supplementary of the Corporation accepted for record by the SDAT on December 20, 2013, as amended by Articles of Amendment of the Corporation accepted for record by the SDAT on May 22, 2014, none of which shares are issued and outstanding.

SECOND: The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Corporation or the aggregate par value thereof.

THIRD: These Articles Supplementary have been approved by the board of directors of the Corporation in the manner and vote required by the Maryland General Corporation Law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, those matters and facts as set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 15th day of February, 2019.

ATTEST:    HUNT COMPANIES FINANCE TRUST, INC.

/s/ David Oston    /s/ Michael Larsen (SEAL)
David Oston    Michael Larsen
Secretary    President

ARTICLES OF AMENDMENT OF
HUNT COMPANIES FINANCE TRUST, INC.

Hunt Companies Finance Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation desires to amend its charter as currently in effect.

SECOND: The charter is hereby amended by deleting the text of Article II in its entirety and inserting the following in place thereof:

The name of the corporation (the “Corporation”) is:

Lument Finance Trust, Inc.

THIRD: The foregoing amendment to the charter of the Corporation will be effective as of 8:00 a.m. (Eastern) on December 28, 2020.

FOURTH: The foregoing amendment to the charter of the Corporation has been unanimously approved by the board of directors of the Corporation and the amendment is limited to a change expressly authorized by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, those matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 17th day of December 2020.
ATTEST:    HUNT COMPANIES FINANCE TRUST, INC.

/S/ James J. Henson	/S/ Michael P. Larsen	(SEAL)
James J. Henson Secretary	Michael P. Larsen President

LUMENT FINANCE TRUST, INC. ARTICLES SUPPLEMENTARY 2,400,000 SHARES OF
7.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK May 3, 2021
Lument Finance Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Under a power contained in Article VI of the charter of the Company (the “Charter”), the Board of Directors of the Company (the “Board”) and a duly authorized committee thereof, by duly adopted resolutions, classified 2,400,000 shares of authorized but unissued preferred stock, $0.01 par value per share, of the Company as shares of 7.875% Series A Cumulative Redeemable Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part of Article VI thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Charter.

1. Designation and Number. A series of Preferred Stock, designated the 7.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), is hereby established. The number of authorized shares of Series A Preferred Stock shall be 2,400,000.

2. Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, will rank (a) senior to all classes or series of Common Stock,
$0.01 par value per share (“Common Stock”), of the Company and to any other class or series of capital stock of the Company expressly designated as ranking junior to the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; (b) on parity with any future class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (the “Parity Preferred Stock”); and (c) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (the “Senior Capital Stock”). The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to the Company’s existing and future debt obligations.

3.        Dividends.

(a)    Subject to the preferential rights of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board and declared by the Company out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.875% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $1,96875 per share of the Series A Preferred Stock). Dividends on the Series A Preferred Stock shall accrue and be cumulative from and including the date of original issue (the “Original Issue Date”) and shall be payable to holders quarterly in arrears on each Dividend Payment Date (as defined below), commencing July 15, 2021; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day, with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period (as defined below) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Dividend Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the first day of each January, April, July or October immediately preceding the applicable Dividend Payment Date or, if such day is not a Business Day, on the immediately succeeding Business Day. “Dividend Payment Date” shall mean the 15th day of January, April, July and October of each year, commencing on July 15, 2021. “Dividend Period” shall mean the respective periods commencing on and including the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include July 14, 2021, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6, which shall end on and include the day preceding the redemption date with respect to the shares of Series A Preferred Stock being redeemed). The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b)    Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized by the Board or declared by the Company.

(c)    Except as provided in Section 3(d) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to, any shares of Common Stock or shares of any other class or series of capital stock of the Company ranking, as to dividends, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company) for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for other shares of any class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, and except for the acquisition of shares made pursuant to the provisions of Article VII of the Charter or S ection 9 hereof, and except for the purchase or acquisition of any other class or series of capital stock of the Company ranking on parity with the Series A Preferred Stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock), unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.
\
(d)    When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be declared pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e)    Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable.

4.        Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Company, a liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount per share equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking, as to rights upon liquidation, dissolution or winding up of the Company, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of shares of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any distribution in connection with such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company and no such advance notice shall be required. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of capital stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock.

5.         Optional Redemption by the Company.

(a)    Shares of Series A Preferred Stock shall not be redeemable prior to May 5, 2026, except as set forth in Section 6 below or to the extent necessary to qualify or to preserve the qualification of the Company as a REIT.

(b)    On and after May 5, 2026, the Company, at its option upon not fewer than 30 and not more than 60 days’ written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) thereon to, but not including, the date fixed for redemption, without interest, to the extent the Company has funds legally available therefor (the “Optional Redemption Right”). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot, or by any other equitable method that the Company determines will not violate the Series A Ownership Limit (as defined in Section 9 below). If redemption is to be by lot and, as a result, any holder of shares of Series A Preferred Stock, other than a Series A Excepted Holder (as defined in Section 9 hereof) that has received a Series A Excepted Holder Limit (as defined in Section 9 hereof) would have actual ownership, Beneficial Ownership or Constructive Ownership of Series A Preferred Stock in excess of the Series A Ownership Limit because such holder’s shares of Series A Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will Series A Preferred Stock in excess of the Series A Ownership Limit, after giving effect to such redemption. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in the notice of redemption and shall be entitled to the redemption price of
$25.00 per share, plus an amount equal to all accrued but unpaid dividends thereon (whether or not authorized or declared), payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given (in the case of a redemption of the Series A Preferred Stock other than to qualify or preserve the qualification of the Company as a REIT), (ii) the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends thereon, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series A Preferred Stock shall terminate, except the right to receive the redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends thereon payable upon such redemption, without interest. So long as no dividends on the Series A Preferred Stock are in arrears and subject to the provisions of applicable law, the Company may from time to time repurchase all or any part of the Series A Preferred Stock, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as the Company negotiates, in each case as duly authorized by the Board.

(c)    Unless full cumulative dividends on all shares of Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are (i) authorized, declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Period that have ended, no shares of Series A Preferred Stock shall be redeemed pursuant to the Optional Redemption Right or the Special Optional Redemption Right (as defined in Section 6 below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock or shares of any class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock, or any other class or series of capital stock of the Company ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, on parity with or junior to the Series A Preferred Stock, by the Company pursuant to Article VII of the Charter in order to ensure that the Company qualifies or remains qualified as a REIT, or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(d)    Notice of redemption pursuant to the Optional Redemption Right shall be mailed by the Company, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Company’s transfer agent. No failure to give such notice or defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given; provided that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) the procedures of The Depository Trust Company (“DTC”) for surrendering shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price plus an amount equal to all accrued but unpaid dividends thereon will be made upon presentation and surrender of such Series A Preferred Stock in compliance with DTC’s procedures. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed or the method for determining such number. Notwithstanding anything else to the contrary herein, the Company shall not be required to provide notice to a holder of Series A Preferred Stock in the event such holder’s Series A Preferred Stock is redeemed in order for the Company to qualify or to maintain its qualification as a REIT.

(e)    Any redemption pursuant to this Section 5 may be made conditional on such factors as may be determined by the Board and set forth in the Company’s notice of redemption.

(f)    If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date, notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date shall be entitled to an amount equal to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to, but not including, the redemption date. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption pursuant to the Optional Redemption Right has been given.

6.        Special Optional Redemption by the Company.

a.Upon the occurrence of a Change of Control/Delisting (as defined below), the Company may, at its option, upon written notice mailed by the Company, postage pre-paid, not fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company, redeem shares of the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, for cash at a redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends thereon (whether or not authorized or declared) to, but not including, the redemption date (the “Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. If, prior to the Change of Control/Delisting Conversion Date (as defined below), the Company has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Optional Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below in Section 7 with respect to shares of Series A Preferred Stock subject to such notice.

A “Change of Control/Delisting” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

i.the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of the Board (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

ii.following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE American”), or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

(e)    In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice of redemption of Series A Preferred Stock pursuant to this Section 6 shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) the procedures of DTC for surrendering non-certificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; (vii) that payment of the redemption price plus an amount equal to all accrued but unpaid dividends thereon will be made upon presentation and surrender of such Series A Preferred Stock in compliance with DTC’s procedures; (viii) that the Series A Preferred Stock is being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control/Delisting and a brief description of the transaction or transactions constituting such Change of Control/Delisting; and (ix) that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control/Delisting and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control/Delisting Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control/Delisting Conversion Date. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed or the method for determining such number. In this case, the Company shall determine the number of shares of Series A Preferred Stock to be redeemed as described in Section 5(b) above.

(c)    If the Company has given a notice of redemption pursuant to the Special Optional Redemption Right and has set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series A Preferred Stock called for redemption, then from and after the redemption date, such shares of Series A Preferred Stock shall be treated as no longer being outstanding, no further dividends shall accrue and all other rights of the holders of such shares of Series A Preferred Stock shall terminate. The holders of such shares of Series A Preferred Stock shall retain their right to receive the redemption price per share plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Company’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions and individual purchases at such prices as the Company negotiates, in each case as duly authorized by the Board.

(d)    The holders of Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of the Series A Preferred Stock pursuant to the Special Optional Redemption Right between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of the dividend due. Except as provided herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption pursuant to the Special Optional Redemption Right has been given.

7.        Conversion Right Upon a Change of Control/Delisting.

(a)    Upon the occurrence of a Change of Control/Delisting, each holder of Series A Preferred Stock shall have the right, unless, prior to the Change of Control/Delisting Conversion Date, the Company has provided or provides notice of election to redeem the Series A Preferred Stock in whole or in part pursuant to the Optional Redemption Right or the Special Optional Redemption Right, to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control/Delisting Conversion Right”), on a date specified by the Company that can be no earlier than 20 days and no later than 35 days following the date of delivery of the Change of Control/Delisting Company Notice (as defined below) (the “Change of Control/Delisting Conversion Date”), into a number of shares of Common Stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series A Preferred Stock, plus (y) the amount of any accrued but unpaid dividends thereon (whether or not declared) to, but not including, the Change of Control/Delisting Conversion Date (unless the Change of Control/Delisting Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein), and (B) 13,2626 (the “Share Cap”), subject to the following:

i.The Share Cap shall be subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the shares of Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

ii.In the case of a Change of Control/Delisting as a result of which holders of shares of Common Stock are entitled to receive consideration other than solely cash, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for shares of Common Stock (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall be entitled thereafter to convert (subject to the Optional Redemption Right or the Special Optional Redemption Right) such shares of Series A Preferred Stock not into shares of Common Stock but solely into the kind and amount of Alternative Form Consideration which the holder of shares of Series A Preferred Stock would have owned or been entitled to receive upon such Change of Control/Delisting as if such holder of shares of Series A Preferred Stock then held the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control/Delisting (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control/Delisting, shall be referred to herein as the “Conversion Consideration”).

(iii)    If the holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such Change of Control/Delisting, the Conversion Consideration shall be deemed to be the kind and amount of consideration actually received by holders of a majority of shares of Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of shares of Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control/Delisting.

(iv)    As used herein, the term “Common Stock Price” shall mean (i) if the consideration to be received in the Change of Control/Delisting by holders of shares of Common Stock is solely cash, the amount of cash consideration per share of Common Stock; or (ii) if the consideration to be received in the Change of Control/Delisting by holders of the shares of Common Stock is other than solely cash, (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting as reported on the principal U.S. securities exchange on which the shares of Common Stock are then traded, or (y) if the shares of Common Stock are not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for the shares of Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or a similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control/Delisting.

(b)    Within 15 days following the occurrence of a Change of Control/Delisting, the Company shall provide to holders of shares of Series A Preferred Stock a notice of occurrence of the Change of Control/Delisting that describes the resulting Change of Control/Delisting Conversion Right (the “Change of Control/Delisting Company Notice”). A failure to give such Change of Control/Delisting Company Notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom the Change of Control/Delisting Company Notice was defective or not given. Each Change of Control/Delisting Company Notice shall state the following: (i) the events constituting the Change of Control/Delisting; (ii) the date of the Change of Control/Delisting; (iii) the last date and time by which the holders of shares of Series A Preferred Stock may exercise their Change of Control/Delisting Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control/Delisting Conversion Date; (vi) that if, prior to the Change of Control/Delisting Conversion Date, the Company has provided or provides notice of its election to redeem all or any portion of the shares of Series A Preferred Stock pursuant to the Optional Redemption Right or the Special Optional Redemption Right, holders shall not be able to convert shares of Series A Preferred Stock designated for redemption and such shares shall be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control/Delisting Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of share of Series A Preferred Stock must follow to exercise the Change of Control/Delisting Conversion Right.

(c)    The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides a Change of Control/Delisting Company Notice to the holders of shares of Series A Preferred Stock.

(d)    In order to exercise the Change of Control/Delisting Conversion Right, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control/Delisting Conversion Date, the certificates (if any) or book entries representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice, to the transfer agent. Such conversion notice shall state:
(i)the relevant Change of Control/Delisting Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the Change of Control/Delisting Conversion Right set forth in this Section 7. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of DTC.

(e)    Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control/Delisting Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control/Delisting Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(f)    Shares of Series A Preferred Stock as to which the Change of Control/Delisting Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control/Delisting Conversion Right on the Change of Control/Delisting Conversion Date, unless prior to the Change of Control/Delisting Conversion Date, the Company provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Optional Redemption Right or the Special Optional Redemption Right. If the Company elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control/Delisting Conversion Date, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus an amount equal to any accrued and unpaid dividends thereon to, but not including, the redemption date.

(g)    In connection with the exercise of any Change of Control/Delisting Conversion Right, the Company shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of Common Stock. Notwithstanding anything to the contrary contained herein, no holder of shares of Series A Preferred Stock shall be entitled to convert such shares of Series A Preferred Stock for shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to Beneficially Own shares of Common Stock in excess of the Aggregate Share Ownership Limit or the Ownership Limit.

(h)    No fractional shares of Common Stock shall be issued upon the conversion of the shares of Series A Preferred Stock in accordance with the Change of Control/Delisting Conversion Right. In lieu of fractional shares, holders of the shares of Series A Preferred Stock shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

(i)    The Company shall deliver all shares of Common Stock, cash (including, without limitation, cash in lieu of fractional shares of Common Stock) and any other property owing upon conversion no later than the third Business Day following the Change of Control/Delisting Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered upon conversion shall be deemed to have become the holders of record thereof as of the Change of Control/Delisting Conversion Date.

8.                Voting Rights.

(a)    Holders of the Series Preferred A Stock shall not have any voting rights, except as set forth in this Section

(b)    Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board shall be increased by two and the holders of shares of Series A Preferred Stock (voting separately as a class together with holders of the Parity Preferred Stock, if any, upon which like voting rights have been conferred and are exercisable (such Parity Preferred Stock, the “Voting Preferred Stock”)) shall be entitled to vote for the election of two additional directors of the Company (the “Preferred Directors”), until all unpaid dividends with respect to the Series A Preferred Stock and the Parity Preferred Stock for the past Dividend Periods that have ended shall have been fully declared and paid in cash.

(c)    The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until the next annual meeting of stockholders and until the Preferred Director’s successor is duly elected and qualified or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 8(d) below if the request is received more than 90 days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Series A Preferred Stock and Voting Preferred Stock have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(d)    At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Voting Preferred Stock, a special meeting of the holders of Series A Preferred Stock and Voting Preferred Stock by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten nor more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Voting Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Voting Preferred Stock, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Series A Preferred Stock and Voting Preferred Stock are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Stock and Voting Preferred Stock voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Voting Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Voting Preferred Stock voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Voting Preferred Stock that would have been entitled to vote at such special meeting.

(e)    If and when all accrued dividends on such Series A Preferred Stock and Voting Preferred Stock for all past dividend periods that have dividends shall have been declared and paid in full, the right of the holders of Series A Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall immediately cease (subject to re-vesting in the event of each and every Preferred Dividend Default), and the term and office of each Preferred Director so elected shall terminate and the number of directors constituting the Board shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and Voting Preferred Stock (voting together as a single class) or at the next annual meeting or special meeting, called in accordance with Section 8(d) above. Each of the Preferred Directors shall be entitled to one vote on any matter.

(f)    In addition to any other vote or consent of holders of shares of the capital stock of the Company required by the Charter, the affirmative vote or consent of the holders of at least two-thirds of the shares outstanding at the time of Series A Preferred Stock and Voting Preferred Stock (voting together as a single class), either in writing or at a meeting, will be required to (i) authorize, create or issue, or increase the number of authorized or issued shares of, any Senior Capital Stock or reclassify any authorized shares of capital stock of the Company into such Senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each of the foregoing events described in subclause (ii) above, an “Event”); provided, however, with respect to the occurrence of any Event described in subclause (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders of Series A Preferred Stock shall not have any voting rights with respect to such Event; provided, further, that such vote or consent of the holders of Series A Preferred Stock shall not be required with respect to any such amendment, alteration or repeal that equally affects the terms of the Series A Preferred Stock and the Voting Preferred Stock, if such amendment, alteration or repeal is approved by the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class). Furthermore, if holders of shares of the Series A Preferred Stock shall receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event or the $25.00 per share liquidation preference pursuant to the occurrence of an Event, then such holders shall not have any voting rights with respect to such Event.

(g)    The holders of shares of Series A Preferred Stock shall have the exclusive right to vote on any amendment, alteration or repeal of the provisions of the Charter or the terms of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to subclause (ii) of S ection 8(f) that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock, and, notwithstanding S ection 8(f) hereof, the holders of any other classes or series of the capital stock of the Company will not be entitled to vote on such an amendment, alteration or repeal. With respect to any amendment, alteration or repeal of the provisions of the Charter or the terms of the Series A Preferred Stock that equally affects the terms of the Series A Preferred Stock and the Voting Preferred Stock, so long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and the Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of the Charter or the terms of the Series A Preferred Stock on which holders of Series A Preferred Stock are otherwise entitled to vote pursuant to subclause (ii) of Section 8(f) that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock and the Voting Preferred Stock, and the holders of any other classes or series of the capital stock of the Company will not be entitled to vote on such an amendment, alteration or repeal.

(h)    Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Company, or (B) any issuance or increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(i)The foregoing voting provisions of this Section 8 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper procedures pursuant to these Articles Supplementary and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(j)In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

9.        Restrictions on Ownership and Transfer.

a.    As used herein, the following terms shall have the following meanings:

i.    “Prohibited Series A Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 9(c), would Beneficially Own or Constructively Own shares of Series A Preferred Stock in violation of Section 9(b), and, if appropriate in the context, shall also mean any Person who would have been the record owner of shares of Series A Preferred Stock that the Prohibited Series A Owner would have so owned.

ii.    “Series A Beneficiary” shall mean one or more beneficiaries of the Series A Trust as determined pursuant to Section 9(i), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

iii.    “Series A Excepted Holder” shall mean a holder of Series A Preferred Stock for whom a Series A Excepted Holder Limit is created by the Board pursuant to Section 9(n).

iv.    “Series A Excepted Holder Limit” shall mean, provided that the affected Series A Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 9(n) and subject to adjustment pursuant to Section 9(n), the percentage limit established by the Board pursuant to Section 9(n).

v.    “Series A Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series A Preferred Stock. The number and value of the outstanding shares of Series A Preferred Stock shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

vi.     “Series A Trust” shall mean any trust provided for in Section 9(d).

vii.    “Series A Trustee” shall mean the Person unaffiliated with the Company and any Prohibited Series A Owner that is appointed by the Company to serve as trustee of the Series A Trust.

b.    Prior to the Restriction Termination Date but subject to Section 9(q), (i) no Person, other than a Series A Excepted Holder, shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Ownership Limit and (ii) no Series A Excepted Holder shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Excepted Holder Limit for such Series A Excepted Holder.

c.    If any Transfer of shares of Series A Preferred Stock occurs which, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning shares of Series A Preferred Stock in violation of Section 9(b):

i.then that number of shares of Series A Preferred Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 9(b) (rounded up to the nearest whole share) shall be automatically transferred to a Series A Trust for the benefit of a Series A Beneficiary, as described in Sections 9(d) through ( i) below, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

ii. if the transfer to the Series A Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 9(b), then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 9(b) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

d.    Upon any purported transfer described in Section 9(c) that would result in a transfer of shares of Series A Preferred Stock to a Series A Trust, such shares of Series A Preferred Stock shall be transferred to the Series A Trustee as trustee of a Series A Trust for the exclusive benefit of one or more Series A Beneficiaries. Such transfer to the Series A Trustee shall be effective as of the close of business on the Business Day prior to the purported transfer that results in the transfer to the Series A Trust pursuant to Section 9(c). The Series A Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Series A Owner. Each Series A Beneficiary shall be designated by the Company as provided in Section 9(i) below.

e.    Shares of Series A Preferred Stock held by the Series A Trustee shall continue to be issued and outstanding shares. The Prohibited Series A Owner shall have no rights in the shares of Series A Preferred Stock held by the Series A Trustee. The Prohibited Series A Owner shall not benefit economically from ownership of any shares of Series A Preferred Stock held in trust by the Series A Trustee, shall have no rights to dividends or other distributions on such shares and shall not possess any rights to vote or other rights attributable to such shares of Series A Preferred Stock held in the Series A Trust.

f.    The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Series A Preferred Stock held in the Series A Trust, which rights shall be exercised for the exclusive benefit of the Series A Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee shall be paid by the recipient of such dividend or other distribution to the Series A Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Series A Trustee. Any dividend or other distribution so paid over to the Series A Trustee shall be held in trust for the Series A Beneficiary. The Prohibited Series A Owner shall have no voting rights with respect to shares of Series A Preferred Stock held in the Series A Trust and, subject to Maryland law, effective as of the date that shares of Series A Preferred Stock have been transferred to the Series A Trustee, the Series A Trustee shall have the authority (at the Series A Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Series A Owner prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee and (ii) to recast such vote in accordance with the desires of the Series A Trustee acting for the benefit of the Series A Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Series A Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 9, until the Company has received notification that shares of Series A Preferred Stock have been transferred into a Series A Trust, the Company shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of holders of Series A Preferred Stock entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of holders of Series A Preferred Stock.

g.    Within 20 days of receiving notice from the Company that shares of Series A Preferred Stock have been transferred to the Series A Trust, the Series A Trustee shall sell the shares held in the Series A Trust to a Person, designated by the Series A Trustee, whose ownership of the shares of Series A Preferred Stock will not violate Section 9(b). Upon such sale, the interest of the Series A Beneficiary in the shares sold shall terminate and the Series A Trustee shall distribute the net proceeds of the sale to the Prohibited Series A Owner and to the Series A Beneficiary as provided in this Section 9(g). The Prohibited Series A Owner shall receive the lesser of (i) the price paid by the Prohibited Series A Owner for the shares or, if the Prohibited Series A Owner did not give value for the shares in connection with the event causing the shares to be held in the Series A Trust (e.g.,, in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Series A Trust and (ii) the price per share of Series A Preferred Stock received by the Series A Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series A Preferred Stock held in the Series A Trust. The Series A Trustee may reduce the amount payable to the Prohibited Series A Owner by the amount of dividends and other distributions which have been paid to the Prohibited Series A Owner and are owed by the Prohibited Series A Owner to the Series A Trustee pursuant to Section 9(f). Any net sales proceeds in excess of the amount payable to the Prohibited Series A Owner shall be immediately paid to the Series A Beneficiary. If, prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Series A Trustee, such shares are sold by a Prohibited Series A Owner, then (x) such shares shall be deemed to have been sold on behalf of the Series A Trust and (y) to the extent that the Prohibited Series A Owner received an amount for such shares that exceeds the amount that such Prohibited Series A Owner was entitled to receive pursuant to this Section 9(g), such excess shall be paid to the Series A Trustee upon demand.

h.    Shares of Series A Preferred Stock transferred to the Series A Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Series A Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Series A Owner by the amount of dividends and other distributions which have been paid to the Prohibited Series A Owner and are owed by the Prohibited Series A Owner to the Series A Trustee pursuant to Section 9(f). The Company may pay the amount of such reduction to the Series A Trustee for the benefit of the Series A Beneficiary. The Company shall have the right to accept such offer until the Series A Trustee has sold the shares held in the Series A Trust pursuant to Section 9(g). Upon such a sale to the Company, the interest of the Series A Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Series A Trustee shall distribute the net proceeds of the sale to the Prohibited Series A Owner.

i.    By written notice to the Series A Trustee, the Company may designate one or more nonprofit organizations to be the Series A Beneficiary of the interest in the Series A Trust such that shares of Series A Preferred Stock held in the Series A Trust would not violate the restrictions set forth in Section 9(b) in the hands of such Series A Beneficiary.

j.    If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 9(b) or that a Person intends to acquire or has attempted to acquire Beneficial or Construction Ownership of any shares of Series A Preferred Stock in violation of Section 9(b) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer in violation of Section 9(b)) shall automatically result in the transfer to the Series A Trust described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

k.    Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock that will or may violate Section 9(b), or any Person who would have owned shares of Series A Preferred Stock that resulted in a transfer to the Series A Trust pursuant to Section 9(c), shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s qualification as a REIT.

l.    Subject to Section 5.7 of the Charter and Sections 9(p) and (s) hereof, nothing contained in this Section 9 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of the stockholders in preserving the Company’s status as a REIT.

m.    The Board shall have the power to determine the application of any provisions of this Section 9 and any definition in Section 9(a), including in the case of an ambiguity in the application of any provisions of this Section 9 or any such definition or any inconsistency between this S ection 9 and Article VII of the Charter, with respect to any situation based on the facts known to it. In the event this Section 9 requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article VII of the Charter or this Section 9. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9(j) acquired Beneficial Ownership or Constructive Ownership of shares of Series A Preferred Stock in violation of Section 9(b), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.

n.    Subject to Section 9(b), the Board, in its sole discretion, may (prospectively or retroactively) exempt a Person from the Series A Ownership Limit and establish or increase a Series A Excepted Holder Limit for such Person if:

i.the Board obtains such representations, covenants and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Series A Preferred Stock will violate Section 9(b);

ii. such Person does not, and represents that it will not, actually own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own or Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

iii. such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Section 9) will result in such shares of Series A Preferred Stock being automatically transferred to a Series A Trust in accordance with Sections 9(d) through (i) above.

Prior to granting any exception pursuant to this Section 9(n), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

o.    Subject to Section 7.2.1(a)(ii) of the Charter, an underwriter, placement agent or initial purchaser that participates in a public offering, a private placement or private resale of shares of Series A Preferred Stock may Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of the Series A Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or resale of such shares.

p.    The Board may only reduce the Series A Excepted Holder Limit for a Series A Excepted Holder: (i) with the written consent of such Series A Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Series A Excepted Holder in connection with the establishment of the Series A Excepted Holder Limit for that Series A Excepted Holder. No Series A Excepted Holder Limit shall be reduced to a percentage that is less than the Series A Ownership Limit.

q.    Each certificate representing shares of Series A Preferred Stock, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership or, instead of such legend, the certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

r.    Nothing in this Section 9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Section 9, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 9.

s.    Subject to Section 9(b) hereof, the Board may from time to time increase the Series A Ownership Limit for one or more persons and decrease the Series A Ownership Limit for all other persons; provided, however, that the decreased Series A Ownership Limit will not be effective for any person whose percentage ownership in Series A Preferred Stock is in excess of such decreased Series A Ownership Limit until such time as such person’s percentage of Series A Preferred Stock equals or falls below the decreased Series A Ownership Limit, but any further acquisition of Series A Preferred Stock in excess of such percentage ownership of Series A Preferred Stock will be in violation of the Series A Ownership Limit and, provided further, that the new Series A Ownership Limit would not allow five or fewer persons to Beneficially Own more than 49.9% in value of the outstanding Series A Preferred Stock.

10,     Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company, except as provided in Section 7 above.

11.            Term. The Series A Preferred Stock has no stated maturity date and shall not be subject to any sinking fund and is not subject to mandatory redemption. The Company shall not be required to set aside funds to redeem the Series A Preferred Stock.

12.    Status of Redeemed or Repurchased Series A Preferred Stock. All shares of Series A Preferred Stock redeemed, repurchased or otherwise acquired in any manner by the Company shall be retired and shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series or class.

SECOND: The shares of Series A Preferred Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lument Finance Trust, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer, and attested to by its Secretary on this 3rd day of May, 2021.
LUMENT FINANCE TRUST, INC.

By: /s/ James P. Flynn
James P. Flynn, Chairman of the Board and Chief Executive Officer

Attest:

By: /s/ James J. Henson James J. Henson, Secretary